Tidal Trust III 485BPOS

Exhibit 99.(m)

Amended and Restated

Rule 12b-1 Distribution and Servicing Plan

Tidal Trust III

1.          The Trust. Tidal Trust III (formerly known as Impact Shares Trust I) (the “Trust”) is an open-end management investment company registered as such under the Investment Company Act of 1940, as amended (the “1940 Act”), and organized as a series trust (each series of the Trust is referred to herein as a “Fund”).

2.          The Plan. The Trust desires to adopt a plan of distribution pursuant to Rule 12b-1 under the 1940 Act with respect to the shares of beneficial interest (“Shares”) of each Fund, and the Board of Trustees of the Trust (the “Board of Trustees”) has determined that there is a reasonable likelihood that adoption of this Rule 12b-1 Plan (the “Plan”) will benefit each Fund and the holders of its Shares. Accordingly, each Fund hereby adopts this Plan in accordance with Rule 12b-1 under the 1940 Act on the following terms and conditions (capitalized terms not otherwise defined herein have the meanings assigned thereto in the Funds’ registration statement under the 1940 Act and under the Securities Act of 1933, as amended, as such registration statement is amended by any amendments thereto at the time in effect).

3.          The Distributor. The Trust has entered into a written Distribution Agreement with the Trust’s distributor (the “Distributor”), pursuant to which the Distributor will act as the principal underwriter with respect to the distribution of Shares as described in the Funds’ registration statement for each Fund.

4.          Payments. Each Fund may pay fees to the Distributor, or to such person or persons as may from time to time be designated by the Distributor, pursuant to this Plan at annual rates set forth on Exhibit A attached hereto, or such lower rates, if any, as may hereafter be determined from time to time by the Board of Trustees as compensation for services rendered in connection with the sale of such Shares by the Distributor and related expenses incurred by the Distributor. Payments made hereunder may be used by the Distributor for any purpose, including (but not limited to) to compensate the Distributor, the Fund’s investment adviser or any of their affiliates, as well as any banks, broker/dealers or other financial institutions for distribution or sales support services rendered, and related expenses incurred, for or on behalf of a Fund. The Distributor may also use the fees hereunder for the provision of personal services to investors in the Shares and/or the maintenance of shareholder accounts, and it is intended that, to the extent such fees are so used, such fees qualify as “service fees” as defined in Rule 2830 of the NASD Manual of the Financial Industry Regulatory Authority (“FINRA”). All agreements related to this Plan shall be in writing and shall provide: (A) that such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of Trustees who are not “interested persons” of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operator of this Plan or in any agreement related to this Plan (the “Independent Trustees”) or by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, on not more than 60 days’ written notice to any other party to the agreement, and (B) that such agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

5.          Effective Date. This Plan shall become effective upon approval by a vote of both a majority of the Board of Trustees and a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on this Plan.

6.          Term. This Plan shall, unless terminated as hereinafter provided, remain in effect with respect to the Fund for one year from its effective date and shall continue thereafter, provided that its continuance is specifically approved at least annually by a vote of both a majority of the Trustees and a majority of Independent Trustees, cast in person at a meeting called for the purpose of voting on this Plan.

7.          Amendment. This Plan may be amended at any time by the Board of Trustees, provided that, except to the extent permitted by applicable law (a) any amendment to increase materially the rate at which payments may be made by a Fund under this Plan shall be effective only upon approval by a vote of a majority of the outstanding voting securities (as such term is defined in the 1940 Act) of the Fund, and (b) any material amendment of this Plan shall be effective only upon approval by a vote of both a majority of the Board of Trustees and a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such amendment.

8.          Termination. This Plan may be terminated with respect to a Fund at any time, without payment of any penalty, by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding voting securities (as such term is defined in the 1940 Act) of the Fund. In the event of termination or non-continuance of this Plan, the Trust may reimburse any expense that it incurred prior to such termination or non-continuance, provided that such reimbursement is specifically approved by both a majority of the Board of Trustees and a majority of the Independent Trustees.

9.          Reports. While this Plan is in effect, the Distributor shall provide to the Trustees, and the Trustees shall review, at least quarterly, a written report of the amounts expended pursuant to the Plan and the purposes for which such expenditures were made.

10.       Records. The Trust shall preserve copies of this Plan, each agreement related hereto and each report referred to in paragraph 9 hereof for a period of at least six years from the date of the Plan, agreement and report, the first two years in an easily accessible place.

11.       Independent Trustees. While this Plan is in effect, the selection and nomination of Independent Trustees shall be committed to the discretion of the Trustees who are not “interested persons” of the Trust (as defined in the 1940 Act).

12.       Severability. If any provision of the Plan shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Plan shall not be affected thereby.

Plan adopted: April 12, 2018

Amended and Restated: May 7, 2024

Amended: July 22, 2026

EXHIBIT A TO

AMENDED AND RESTATED RULE 12b-1 DISTRIBUTION AND SERVICING PLAN

As of July 22, 2026

The fees payable to the Distributor under this Plan shall not exceed, with respect to a particular Fund, if applicable, on an annualized basis, the percentage of such Fund’s average daily net assets set forth below next to the Fund’s name.

Fund	Fee Limitation
Impact Shares Women’s Empowerment ETF	0.25%
Impact Shares NAACP Minority Empowerment ETF	0.25%
TradersAI Large Cap Equity & Cash ETF	0.25%
Rockefeller Opportunistic Municipal Bond ETF	0.25%
Rockefeller California Municipal Bond ETF	0.25%
Rockefeller New York Municipal Bond ETF	0.25%
Rockefeller Global Equity ETF	0.25%
Rockefeller U.S. Small-Mid Cap ETF	0.25%
4E Quality Growth ETF	0.25%
GammaRoad Market Navigation ETF	0.25%
VistaShares Artificial Intelligence Supercycle ETF	0.25%
VistaShares Electrification Supercycle ETF	0.25%
Fundstrat Granny Shot US Large Cap ETF	0.25%
Ned Davis Research 360[o] Dynamic Allocation ETF	0.25%
Ned Davis Research 360º Core Equity ETF	0.25%
Ninepoint North American Energy Independence ETF	0.25%
Ninepoint Energy Income ETF	0.25%
The BeeHive ETF	0.25%
NestYield Total Return Guard ETF	0.25%
NestYield Dynamic Income ETF	0.25%
NestYield Visionary ETF	0.25%
USCF Daily Target 2X Copper Index ETF	0.25%
Battleshares™ NVDA vs INTC ETF	0.25%
Battleshares™ TSLA vs F ETF	0.25%
Battleshares™ AMZN vs M ETF	0.25%
Battleshares™ COIN vs WFC ETF	0.25%
Battleshares™ MSTR vs JPM ETF	0.25%
Battleshares™ NFLX vs CMCSA ETF	0.25%
Battleshares™ LLY vs YUM ETF	0.25%
Battleshares™ GOOGL vs NYT ETF	0.25%
TH GARP Global Rising Leaders ETF	0.25%
TH GARP India Rising Leaders ETF	0.25%
PEO Quest Liquid PE Replication ETF	0.25%
World Dynamic Momentum Leaders ETF	0.25%
VistaShares Target 15 Berkshire Select Income ETF	0.25%
VistaShares Target 15 USA Momentum Income ETF	0.25%
VistaShares Target 15 USA Value Income ETF	0.25%
VistaShares Target 15 USA Quality Income ETF	0.25%
VistaShares Target 15 USA Low Volatility Income ETF	0.25%

Intech S&P Large Cap Diversified Alpha ETF	0.25%
Intech S&P Small-Mid Cap Diversified Alpha ETF	0.25%
MRP SynthEquity ETF	0.25%
Alpha Brands™ Consumption Leaders ETF VistaShares Animal Spirits Strategy ETF	0.25% 0.25%
VistaShares Animal Spirits Daily 2X Strategy ETF	0.25%
Azoria Golden Age ETF	0.25%
2X Daily Software Platform ETF	0.25%
Battleshares™ Bitcoin vs Ether ETF	0.25%
Battleshares™ Ether vs Bitcoin ETF	0.25%
Battleshares™ Bitcoin vs Gold ETF	0.25%
Battleshares™ Gold vs Bitcoin ETF	0.25%
VistaShares Target 15 ACKtivist Distribution ETF	0.25%
VistaShares ACKtivist Select ETF	0.25%
VistaShares BigShort Select ETF	0.25%
VistaShares Target 15 BigShort Distribution ETF	0.25%
VistaShares DRUKMacro Select ETF	0.25%
VistaShares Target 15 DRUKMacro Distribution ETF	0.25%
VistaShares Berkshire Select ETF	0.25%
NovaTide Flexible Allocation ETF	0.25%
Stoneport Advisors Commodity Long Short ETF	0.25%
VistaShares BitBonds 1-3 Yr Enhanced Weekly Distribution ETF	0.25%
VistaShares BitBonds 5 Yr Enhanced Weekly Distribution ETF	0.25%
VistaShares BitBonds 10 Yr Enhanced Weekly Distribution ETF	0.25%
VistaShares BitBonds 20 Yr Enhanced Weekly Distribution ETF	0.25%
VistaShares Bitcoin Treasury Income ETF	0.25%
VistaShares Ethereum Treasury Income ETF	0.25%
VistaShares Ethereum Treasury ETF	0.25%
VistaShares IPO and Income ETF	0.25%
VistaShares Target 15™ International Innovators Income ETF	0.25%
VistaShares Target 15™ European High Dividend Payers Income ETF	0.25%
VistaShares Target 15™ S&P 100 Distribution ETF	0.25%
VistaShares Target 15™ Global 100 Distribution ETF	0.25%
Fundstrat Granny Shots US Small- & Mid-Cap ETF	0.25%
Fundstrat Granny Shots US Large Cap & Income ETF	0.25%
VistaShares DIVBoost Dividend Leaders Distribution ETF	0.25%
VistaShares DIVBoost Dividend Champions Distribution ETF	0.25%
VistaShares DIVBoost Sector Distribution ETF	0.25%
VistaShares DIVBoost High Yield Bond Distribution ETF	0.25%
VistaShares DIVBoost REIT Distribution ETF	0.25%
VistaShares DIVBoost Energy Distribution ETF	0.25%
VistaShares DIVBoost Utilities Distribution ETF	0.25%
VistaShares TEPRTantrum Contrarian Select ETF	0.25%

VistaShares Target 15 TEPRTantrum Contrarian Distribution ETF	0.25%
VistaShares TPLoeb Event Driven Select ETF	0.25%
VistaShares Target 15 TPLoeb Event Driven Distribution ETF	0.25%
VistaShares TIGR Cub NextGen Select ETF	0.25%
VistaShares Target 15 TIGR Cub NextGen Distribution ETF	0.25%
VistaShares LAFFTech Select ETF	0.25%
VistaShares Target 15 LAFFTech Distribution ETF	0.25%
VistaShares HRVD Select ETF	0.25%
VistaShares Target 15 HRVD Distribution ETF	0.25%
VistaShares GATE Endowment Select ETF	0.25%
VistaShares Target 15 GATE Endowmwn Distribution ETF	0.25%
VistaShares Gulf Soveriegn Select ETF	0.25%
VistaShares Target 15 Gulf Sovereign Distribution ETF	0.25%
VistaShares Nordic Wealth Select ETF	0.25%
VistaShares Target 15 Nordic Wealth Distribution ETF	0.25%
RCN Pareto Strategic Allocation ETF	0.25%
U.S. Defense ETF	0.25%
Worth Charting Options Income ETF	0.25%
Alki Consolidated Income ETF	0.25%
VistaShares Space Supercycle ETF	0.25%
VistaShares Robotics Supercycle ETF	0.25%
VistaShares Defense Supercycle ETF	0.25%
VistaShares Shield S&P 500 Enhanced Protection ETF	0.25%
VistaShares Shield MSCI EAFE Enhanced Protection ETF	0.25%
VistaShares Shield MSCI EM Enhanced Protection ETF	0.25%
VistaShares Shield Russell 2000 Enhanced Protection ETF	0.25%
VistaShares Shield Nasdaq 100 Enhanced Protection ETF	0.25%
VistaShares Shield Diversified Equity Enhanced Protection ETF	0.25%
VistaShares Shield Diversified Commodity Enhanced Protection ETF	0.25%
VistaShares Shield Diversified Income Enhanced Protection ETF	0.25%
Aura AI Photonics ETF	0.25%
VistaShares AI Computing Power ETF	0.25%